U. S. SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C.  20549



                                   FORM 8K

                               CURRENT REPORT



                       PURSUANT TO SECTION 13 OR 15(d)

                   OF THE SECURITIES EXCHANGE ACT OF 1934




                     Date of Report:  November 15, 1996



                       Commission File Number 02-22606





                    BRITTON & KOONTZ CAPITAL CORPORATION






      Mississippi                                         64-0665423
(State of Incorporation)                                 (IRS Employer
                                                      Identification No.)



                500 Main Street, Natchez, Mississippi  39120

                          Telephone:  (601)445-5576





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                     BRITTON & KOONTZ CAPITAL CORPORATION
                               AND SUBSIDIARY


                                    INDEX









Item 5.  Listing of stock on NASDAQ


SIGNATURE

Britton & Koontz Capital Corporation


500 Main Street
P O Box 1407
Natchez, MS   39121

601-445-5576
Website:  http://www.bkbank.com


      FOR IMMEDIATE RELEASE:       FOR MORE INFORMATION:
      October 17, 1996             W. Page Ogden, President & CEO
      for ticker BKBK              Bazile R. Lanneau, Jr., VP
                                        Phone:      601-445-5576
                                        FAX:        601-445-2488
                                        Email:      pogden@bkbank.com
                                                    blanneau@bkbank.com


                 BRITTON & KOONTZ REPORTS LISTING ON NASDAQ

      Natchez, Mississippi (October 17, 1996) - Britton & Koontz Capital Corporation (Nasdaq/Symbol BKBK) announced the listing of its stock on Nasdaq. The Company's stock will trade under the symbol BKBK.

      W. Page Ogden, President & CEO, stated: "The movement of our stock from the Bulletin Board to Nasdaq should increase the public exposure of our stock and its liquidity for our shareholders. The new listing could also help the bank in future acquisitions and mergers."

      Britton & Koontz Capital Corporation, headquartered in Natchez, Mississippi, is the parent company of Britton & Koontz First National Bank which operates three full service offices in Natchez. As a result of a merger-conversion of Natchez First Federal Savings Bank in 1993, the Company registered its stock in accordance with SEC regulations. Presently, the Company has 441,072 shares outstanding. As of June 30, 1996, the Company reported assets of $153.4 million and equity of $16.1 million.

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                                  SIGNATURE


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.


                             BRITTON & KOONTZ CAPITAL CORPORATION




      November 15, 1996      /s/ W. Page Ogden
                             W. Page Ogden
                             President and Chief Executive
                             Officer